SLM Student Loan Trust 2004-4
Quarterly Servicing Report
Report Date: 9/30/2004 Reporting Period: 7/1/04-9/30/04

I. Deal Parameters

		Student Loan Portfolio Characteristics	6/30/2004	Activity	9/30/2004
A	i	Portfolio Balance	$2,430,732,572.60	$(267,301,482.23)	$2,163,431,090.37
	ii	Interest to be Capitalized	18,066,815.13		19,287,918.74

	iii	Total Pool	$2,448,799,387.73		$2,182,719,009.11

	iv	Specified Reserve Account Balance	6,121,998.47		5,456,797.52

	v	Total Adjusted Pool	$2,454,921,386.20		$2,188,175,806.63

B	i	Weighted Average Coupon (WAC)	3.366%		3.310%
	ii	Weighted Average Remaining Term	119.76		119.69
	iii	Number of Loans	718,520		657,980
	iv	Number of Borrowers	348,994		324,433
	v	Aggregate Outstanding Principal Balance - T-Bill	$345,556,164		$299,552,269
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$2,103,243,224		$1,883,166,740

							% of		% of
		Notes		Spread		Balance 7/26/04	O/S Securities	Balance 10/25/04	O/S Securities
C	i	A-1 Notes	78442GLM6	-	0.010%	$557,361,467.07	22.551%	$286,480,826.08	13.018%
	ii	A-2 Notes	78442GLN4		0.020%	752,000,000.00	30.426%	752,000,000.00	34.172%
	iii	A-3 Notes	78442GLP9		0.090%	405,000,000.00	16.387%	405,000,000.00	18.404%
	iv	A-4 Notes	78442GLQ7		0.130%	681,393,000.00	27.570%	681,393,000.00	30.963%
	v	B Notes	78442GLR5		0.380%	75,786,000.00	3.066%	75,786,000.00	3.444%

	vi	Total Notes				$2,471,540,467.07	100.000%	$2,200,659,826.08	100.000%

	Reserve Account		7/26/2004	10/25/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%

	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$6,121,998.47	$5,456,797.52
	iv	Reserve Account Floor Balance ($)	$2,501,168.00	$2,501,168.00
	v	Current Reserve Acct Balance ($)	$6,121,998.47	$5,456,797.52

	Asset/Liability		7/26/2004	10/25/2004
E	i	Total Adjusted Pool	$2,454,921,386.20	$2,188,175,806.63
	ii	Total Outstanding Balance Notes	$2,471,540,467.07	$2,200,659,826.08
	iii	Difference	$(16,619,080.87)	$(12,484,019.45)
	iv	Parity Ratio	0.99328	0.99433

II. 2004-4 Transactions from: 7/1/2004 through: 9/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$269,469,421.79
	ii	Principal Collections from Guarantor	2,056,334.08
	iii	Principal Reimbursements	584,719.56
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$272,110,475.43

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$68,438.37
	ii	Capitalized Interest	(4,877,431.57)

	iii	Total Non-Cash Principal Activity	$(4,808,993.20)

C	Total Student Loan Principal Activity		$267,301,482.23

D	Student Loan Interest Activity
	i	Regular Interest Collections	$8,301,635.51
	ii	Interest Claims Received from Guarantors	32,960.20
	iii	Collection Fees/Returned Items	73,699.19
	iv	Late Fee Reimbursements	385,105.93
	v	Interest Reimbursements	25,961.28
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	640,391.80
	viii	Subsidy Payments	3,804,370.50

	ix	Total Interest Collections	$13,264,124.41

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(7,248.45)
	ii	Capitalized Interest	4,877,431.57

	iii	Total Non-Cash Interest Adjustments	$4,870,183.12

F	Total Student Loan Interest Activity		$18,134,307.53

G	Non-Reimbursable Losses During Collection Period		$869.95
H	Cumulative Non-Reimbursable Losses to Date		$933.98

III. 2004-4 Collection Account Activity 7/1/2004 through 9/30/2004

A	Principal Collections
	i	Principal Payments Received	$33,547,491.30
	ii	Consolidation Principal Payments	237,978,264.57
	iii	Reimbursements by Seller	75,251.79
	iv	Borrower Benefits Reimbursements	16,095.66
	v	Reimbursements by Servicer	761.69
	vi	Re-purchased Principal	492,610.42

	vii	Total Principal Collections	$272,110,475.43

B	Interest Collections
	i	Interest Payments Received	$11,364,526.02
	ii	Consolidation Interest Payments	1,414,831.99
	iii	Reimbursements by Seller	126.14
	iv	Borrower Benefits Reimbursements	16,934.97
	v	Reimbursements by Servicer	3,678.98
	vi	Re-purchased Interest	5,221.19
	vii	Collection Fees/Return Items	73,699.19
	viii	Late Fees	385,105.93

	ix	Total Interest Collections	$13,264,124.41

C	Other Reimbursements		$68,928.41

D	Reserves in Excess of the Requirement		$665,200.95

E	Interest Rate Cap Proceeds		$-

F	Administrator Account Investment Income		$-

G	Investment Earnings for Period in Trust Accounts		$735,989.53

H	Funds borrowed from previous distribution		$-

I	Return funds borrowed for previous distribution		$-

	TOTAL AVAILABLE FUNDS		$286,844,718.73

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(3,508,908.94)

J	NET AVAILABLE FUNDS		$283,335,809.79

K	Servicing Fees Due for Current Period		$1,651,533.99

L	Carryover Servicing Fees Due		$-

M	Administration Fees Due		$20,000.00

N	Total Fees Due for Period		$1,671,533.99

IV. 2004-4 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *	Principal Amount			% *
STATUS	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004	6/30/2004	9/30/2004
INTERIM:

In School
Current	2.820%	2.770%	187,694	166,629	26.122%	25.324%	$696,305,445.94	$621,900,062.22	28.646%	28.746%

Grace
Current	2.821%	2.770%	74,216	64,745	10.329%	9.840%	$271,352,085.37	$249,617,694.54	11.163%	11.538%
TOTAL INTERIM	2.820%	2.770%	261,910	231,374	36.451%	35.164%	$967,657,531.31	$871,517,756.76	39.809%	40.284%
REPAYMENT

Active
Current	3.797%	3.795%	285,214	231,297	39.695%	35.153%	$917,727,616.43	$710,137,361.29	37.755%	32.825%
31-60 Days Delinquent	3.810%	3.711%	22,045	21,216	3.068%	3.224%	65,756,287.90	60,276,950.60	2.705%	2.786%
61-90 Days Delinquent	3.849%	3.583%	15,310	21,544	2.131%	3.274%	45,061,339.47	57,395,035.94	1.854%	2.653%
91-120 Days Delinquent	3.743%	3.678%	9,451	10,003	1.315%	1.520%	26,178,440.83	26,482,180.52	1.077%	1.224%
> 120 Days Delinquent	3.749%	3.767%	26,300	33,781	3.660%	5.134%	75,055,581.63	90,776,449.79	3.088%	4.196%

Deferment
Current	3.126%	3.032%	40,075	51,799	5.577%	7.872%	132,186,932.20	157,760,988.39	5.438%	7.292%

Forbearance Current	3.742%	3.729%	57,862	55,761	8.053%	8.475%	199,910,496.34	185,625,811.23	8.224%	8.580%
TOTAL REPAYMENT	3.727%	3.674%	456,257	425,401	63.500%	64.653%	$1,461,876,694.80	$1,288,454,777.76	60.141%	59.556%
Claims in Process (1)	3.875%	3.817%	353	1,205	0.049%	0.183%	$1,198,346.49	$3,458,555.85	0.049%	0.160%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$—	$—	0.000%	0.000%
GRAND TOTAL	3.366%	3.310%	718,520	657,980	100.000%	100.000%	$2,430,732,572.60	$2,163,431,090.37	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 2004-4	Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.200%	374,795	$1,008,763,226.28	46.628%
- GSL — Unsubsidized	3.049%	231,840	821,791,468.75	37.986%
- PLUS Loans	4.241%	48,698	322,451,605.16	14.905%
- SLS Loans	5.453%	2,647	10,424,790.18	0.482%

- Total	3.310%	657,980	$2,163,431,090.37	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	3.290%	484,972	$1,759,143,998.43	81.313%
-Two Year	3.368%	122,437	281,457,929.79	13.010%
-Technical	3.471%	50,524	122,662,889.02	5.670%
-Other	4.599%	47	166,273.13	0.008%

- Total	3.310%	657,980	$2,163,431,090.37	100.000%

*	Percentages may not total 100% due to rounding.

VI. 2004-4 Interest Accruals

A	Borrower Interest Accrued During Collection Period		$14,777,325.21
B	Interest Subsidy Payments Accrued During Collection Period		3,816,738.90
C	SAP Payments Accrued During Collection Period		3,090,636.47
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION)		735,989.53
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00
F	Net Expected Interest Collections		$22,420,690.11
G	Interest Rate Cap Payments Due to the Trust		Cap
	i	Cap Notional Amount	$595,000,000.00

	ii	Libor (Interpolated first period)	1.66000%
	iii	Cap %	6.00000%

	iv	Excess Over Cap ( ii-iii)	0.00000%

	v	Cap Payments Due to the Trust	$0.00

VII. 2004-4 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.0041708	7/26/04-10/25/04	1.65000%

B	Class A-2 Interest Rate	0.0042467	7/26/04-10/25/04	1.68000%

C	Class A-3 Interest Rate	0.0044236	7/26/04-10/25/04	1.75000%

D	Class A-4 Interest Rate	0.0045247	7/26/04-10/25/04	1.79000%

E	Class B Interest Rate	0.0051567	7/26/04-10/25/04	2.04000%

VIII. 2004-4 Inputs From Previous Quarter 6/30/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,430,732,572.60
	ii	Interest To Be Capitalized	18,066,815.13

	iii	Total Pool	$2,448,799,387.73
	iv	Specified Reserve Account Balance	6,121,998.47

	v	Total Adjusted Pool	$2,454,921,386.20

B	Total Note and Certificate Factor		0.9783711
C	Total Note Balance		$2,471,540,467.07

D	Note Balance 7/26/2004		Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i	Current Factor	0.9107214	1.0000000	1.0000000	1.0000000	1.0000000
	ii	Expected Note Balance	$557,361,467.07	$752,000,000.00	$405,000,000.00	$681,393,000.00	$75,786,000.00

E	Note Principal Shortfall		$16,619,080.87	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance		$6,121,998.47
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2004-4 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-J )		$283,335,809.79	$283,335,809.79

B	Primary Servicing Fees-Current Month		$1,651,533.99	$281,684,275.80

C	Administration Fee		$20,000.00	$281,664,275.80

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$2,324,661.79	$279,339,614.01
	ii	Class A-2	$3,193,493.33	$276,146,120.68
	iii	Class A-3	$1,791,562.50	$274,354,558.18
	iv	Class A-4	$3,083,114.05	$271,271,444.13
	v	Class B	$390,803.14	$270,880,640.99

	vi	Total Noteholder’s Interest Distribution	$10,783,634.81

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$270,880,640.99	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class B	$0.00	$0.00

	vi	Total Noteholder’s Principal Distribution	$270,880,640.99

F	Increase to the Specified Reserve Account Balance		$0.00	$0.00

G	Carryover Servicing Fees		$0.00	$0.00

H	Excess to Certificate Holder		$0.00	$0.00

X. 2004-4 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due		$2,324,661.79	$3,193,493.33	$1,791,562.50	$3,083,114.05	$390,803.14
	ii	Quarterly Interest Paid		2,324,661.79	3,193,493.33	1,791,562.50	3,083,114.05	390,803.14

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$283,364,660.44	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid		270,880,640.99	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall		$12,484,019.45	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$273,205,302.78	$3,193,493.33	$1,791,562.50	$3,083,114.05	$390,803.14

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 9/30/04		$2,471,540,467.07
	ii	Adjusted Pool Balance 9/30/04		2,188,175,806.63

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$283,364,660.44

	iv	Adjusted Pool Balance 6/30/04		$2,454,921,386.20
	v	Adjusted Pool Balance 9/30/04		2,188,175,806.63

	vi	Current Principal Due (iv-v)		$266,745,579.57
	vii	Principal Shortfall from Previous Collection Period		16,619,080.87

	viii	Principal Distribution Amount (vi + vii)		$283,364,660.44

	ix	Principal Distribution Amount Paid		$270,880,640.99

	x	Principal Shortfall (viii — ix)		$12,484,019.45

C		Total Principal Distribution		$270,880,640.99
D		Total Interest Distribution		10,783,634.81

E		Total Cash Distributions		$281,664,275.80

F	Note Balances		7/26/2004	10/25/2004
	i	A-1 Note Balance 78442GLM6	$557,361,467.07	$286,480,826.08
		A-1 Note Pool Factor	0.9107214	0.4681059

	ii	A-2 Note Balance 78442GLN4	$752,000,000.00	$752,000,000.00
		A-2 Note Pool Factor	1.0000000	1.0000000

	iii	A-3 Note Balance 78442GLP9	$405,000,000.00	$405,000,000.00
		A-3 Note Pool Factor	1.0000000	1.0000000

	iv	A-4 Note Balance 78442GLQ7	$681,393,000.00	$681,393,000.00
		A-4 Note Pool Factor	1.0000000	1.0000000

	v	B Note Balance 78442GLR5	$75,786,000.00	$75,786,000.00
		B Note Pool Factor	1.0000000	1.0000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance		$6,121,998.47
	ii	Deposits to correct Shortfall		$—
	iii	Total Reserve Account Balance Available		$6,121,998.47
	iv	Required Reserve Account Balance		$5,456,797.52

	v	Shortfall Carried to Next Period		$—
	vi	Excess Reserve — Release to Waterfall		$665,200.95
	vii	Ending Reserve Account Balance		$5,456,797.52

XI. 2004-4 Historical Pool Information

			7/1/04-9/30/04	04/19/04-06/30/04

Beginning Student Loan Portfolio Balance			$2,430,732,572.60	$2,481,550,006.64
	Student Loan Principal Activity
	i	Regular Principal Collections	$269,469,421.79	$55,713,051.45
	ii	Principal Collections from Guarantor	2,056,334.08	453,335.98
	iii	Principal Reimbursements	584,719.56	1,689,720.67
	iv	Other System Adjustments	—	—

	v	Total Principal Collections	$272,110,475.43	$57,856,108.10
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$68,438.37	$85,931.19
	ii	Capitalized Interest	(4,877,431.57)	(7,124,605.25)

	iii	Total Non-Cash Principal Activity	$(4,808,993.20)	$(7,038,674.06)
(-)	Total Student Loan Principal Activity		$267,301,482.23	$50,817,434.04
	Student Loan Interest Activity
	i	Regular Interest Collections	$8,301,635.51	$3,951.48
	ii	Interest Claims Received from Guarantors	32,960.20	33,499.33
	iii	Collection Fees/Returned Items	73,699.19	243,909.24
	iv	Late Fee Reimbursements	385,105.93	122,366.96
	v	Interest Reimbursements	25,961.28	—

	vi	Other System Adjustments	—	—
	vii	Special Allowance Payments	640,391.80	—
	viii	Subsidy Payments	3,804,370.50	7,074,461.48

	ix	Total Interest Collections	$13,264,124.41	$7,478,188.49
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	($7,248.45)	$7,124,605.25
	ii	Capitalized Interest	4,877,431.57	7,118,347.20

	iii	Total Non-Cash Interest Adjustments	$4,870,183.12	$14,242,952.45

	Total Student Loan Interest Activity		$18,134,307.53	$21,721,140.94
(=)	Ending Student Loan Portfolio Balance		$2,163,431,090.37	$2,430,732,572.60
(+)	Interest to be Capitalized		$19,287,918.74	$18,066,815.13
(=)	TOTAL POOL		$2,182,719,009.11	$2,448,799,387.73
(+)	Reserve Account Balance		$5,456,797.52	$6,121,998.47
(=)	Total Adjusted Pool		$2,188,175,806.63	$2,454,921,386.20

XII. 2004-4 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Jul-04	$2,448,799,388	5.75%
Oct-04	$2,182,719,009	21.01%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.